Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com
KLA CORPORATION REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS
•For the quarter, total revenues were $3.175 billion, towards the upper end of the guidance range;
•GAAP diluted EPS was $9.06, at the upper end of the guidance range, and non-GAAP diluted EPS was $9.38, above the upper end of the guidance range;
•Cash flow from operating activities for the quarter and fiscal year was $1.16 billion and $4.08 billion, respectively, and free cash flow was $1.06 billion and $3.75 billion, respectively. Quarterly free cash flow topped $1 billion for the first time in the June quarter; and
•Capital returns for the quarter and fiscal year were $679.7 million and $3.05 billion, respectively.
MILPITAS, Calif., July 31, 2025 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its fourth quarter and fiscal year ended June 30, 2025. KLA reported GAAP net income of $1.20 billion and GAAP diluted earnings per share (“EPS”) of $9.06 on total revenues of $3.175 billion for the fourth quarter of fiscal year 2025. For the fiscal year ended June 30, 2025, KLA reported GAAP net income of $4.06 billion and GAAP diluted EPS of $30.37 on total revenues of $12.16 billion.
“KLA delivered strong across-the-board results for the June quarter including generating record quarterly free cash flow. These results reflect the unique and compelling opportunity within semiconductor capital equipment for KLA’s continued role in enabling and supporting the AI infrastructure buildout,” said Rick Wallace, President and CEO of KLA Corporation. “We continue to see growing relevancy for KLA’s industry-leading technologies across our product portfolio in driving semiconductor-based innovation for our global customers in the leading-edge foundry/logic and memory markets, in addition to the evolving opportunities in advanced semiconductor packaging.”

GAAP Results
	Q4 FY 2025	Q3 FY 2025	Q4 FY 2024
Total Revenues	$3,175 million	$3,063 million	$2,569 million
Net Income	$1,203 million	$1,088 million	$836 million
Net Income per Diluted Share	$9.06	$8.16	$6.18

Non-GAAP Results
	Q4 FY 2025	Q3 FY 2025	Q4 FY 2024
Net Income	$1,244 million	$1,121 million	$893 million
Net Income per Diluted Share	$9.38	$8.41	$6.60
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2025 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
First Quarter Fiscal 2026 Guidance
The following details our guidance for the first quarter of fiscal 2026 ending in September:
•Total revenues is expected to be in a range of $3.15 billion +/- $150 million
•GAAP gross margin is expected to be in a range of 60.7% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 62.0% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $8.28 +/- $0.77
•Non-GAAP diluted EPS is expected to be in a range of $8.53 +/- $0.77

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website (ir.kla.com). Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to the amount and timing of dividends, the amount and timing of share repurchases, total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending September 30, 2025, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; tariffs and other trade restrictions; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; differing stakeholder expectations, requirements and attention to ESG matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, or other ESG target, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third-party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, earthquake, flood or other natural catastrophic events, public health crises or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, continued escalation of hostilities in the Middle East, and the significant military activity in those regions; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for R&D is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; we are subject to risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2024, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,078,908	$1,977,129
Marketable securities	2,415,715	2,526,866
Accounts receivable, net	2,263,915	1,833,041
Inventories	3,212,149	3,034,781
Other current assets	728,102	659,327
Total current assets	10,698,789	10,031,144
Land, property and equipment, net	1,252,775	1,109,968
Goodwill, net	1,792,193	2,015,726
Deferred income taxes	1,105,770	915,241
Purchased intangible assets, net	444,785	668,764
Other non-current assets	773,614	692,723
Total assets	$16,067,926	$15,433,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$458,509	$359,487
Deferred system revenue	816,834	985,856
Deferred service revenue	548,011	501,926
Current portion of long-term debt	—	749,936
Other current liabilities	2,262,441	2,063,569
Total current liabilities	4,085,795	4,660,774
Long-term debt	5,884,257	5,880,199
Deferred tax liabilities	446,945	486,690
Deferred service revenue	348,844	294,460
Other non-current liabilities	609,632	743,115
Total liabilities	11,375,473	12,065,238
Stockholders’ equity:
Common stock and capital in excess of par value	2,511,922	2,280,133
Retained earnings	2,179,330	1,137,270
Accumulated other comprehensive income (loss)	1,201	(49,075)
Total stockholders’ equity	4,692,453	3,368,328
Total liabilities and stockholders’ equity	$16,067,926	$15,433,566

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenues:
Product	$2,472,182	$1,954,837	$9,472,854	$7,482,679
Service	702,559	613,898	2,683,308	2,329,568
Total revenues	3,174,741	2,568,735	12,156,162	9,812,247
Costs and expenses:
Costs of revenues	1,207,286	1,010,551	4,751,867	3,928,073
Research and development	352,989	325,759	1,360,334	1,278,981
Selling, general and administrative	262,706	255,106	1,029,734	969,509
Impairment of goodwill and purchased intangible assets	—	—	239,100	289,474
Interest expense	73,125	82,836	302,166	311,253
Other expense (income), net	(50,164)	(50,560)	(171,487)	(155,075)
Income before income taxes	1,328,799	945,043	4,644,448	3,190,032
Provision for income taxes	125,950	108,597	582,805	428,136
Net income	$1,202,849	$836,446	$4,061,643	$2,761,896
Net income per share:
Basic	$9.11	$6.22	$30.53	$20.41
Diluted	$9.06	$6.18	$30.37	$20.28
Weighted-average number of shares:
Basic	132,032	134,462	133,030	135,345
Diluted	132,734	135,342	133,750	136,187

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended June 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$1,202,849	$836,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,252	101,001
Unrealized foreign exchange (gain) loss and other	(8,648)	4,214
Asset impairment charges	—	11,307
Stock-based compensation expense	71,269	58,621
Deferred income taxes	(60,482)	(30,634)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(67,608)	(221,958)
Inventories	(48,519)	(32,843)
Other assets	(86,564)	(65,884)
Accounts payable	(8,601)	24,177
Deferred system revenue	(51,515)	(8,613)
Deferred service revenue	35,850	74,096
Other liabilities	90,708	142,685
Net cash provided by operating activities	1,164,991	892,615
Cash flows from investing activities:
Acquisition of intellectual property	(2,100)	—
Capital expenditures	(100,408)	(60,745)
Proceeds from capital-related government assistance	5,948	—
Purchases of available-for-sale securities	(748,014)	(602,081)
Proceeds from sale of available-for-sale securities	128,116	36,816
Proceeds from maturity of available-for-sale securities	394,759	488,779
Purchases of trading securities	(30,013)	(21,635)
Proceeds from sale of trading securities	26,367	18,644
Proceeds from other investments	—	1,430
Net cash used in investing activities	(325,345)	(138,792)
Cash flows from financing activities:
Common stock repurchases	(425,697)	(470,266)
Payment of dividends to stockholders	(253,965)	(197,521)
Issuance of common stock	103,976	96,501
Tax withholding payments related to vested and released restricted stock units	(54,127)	(47,508)
Contingent consideration payable and other, net	—	(67)
Net cash used in financing activities	(629,813)	(618,861)
Effect of exchange rate changes on cash and cash equivalents	11,053	(6,000)
Net increase in cash and cash equivalents	220,886	128,962
Cash and cash equivalents at beginning of period	1,858,022	1,848,167
Cash and cash equivalents at end of period	$2,078,908	$1,977,129
Supplemental cash flow disclosures:
Income taxes paid, net	$231,115	$65,553
Interest paid, net of capitalized interest	$7,772	$25,171
Non-cash activities:
Dividends payable - financing activities	$2,300	$1,953
Unsettled common stock repurchase - financing activities	$5,500	$5,500
Accrued purchase of land, property and equipment - investing activities	$25,740	$13,849

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Revenues:
Semiconductor Process Control	$2,877,647	$2,307,994	$10,947,359	$8,733,556
Specialty Semiconductor Process	141,866	121,268	587,107	528,701
PCB and Component Inspection	154,106	140,017	621,721	552,491
Total revenues for reportable segments	3,173,619	2,569,279	12,156,187	9,814,748
Corporate allocations and effects of changes in foreign currency exchange rates	1,122	(544)	(25)	(2,501)
Total revenues	$3,174,741	$2,568,735	$12,156,162	$9,812,247
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP net income		$1,202,849	$1,088,416	$836,446	$4,061,643	$2,761,896
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	50,677	53,663	58,777	219,690	239,901
Restructuring, severance and other charges	b	2,133	—	17,721	7,128	21,033
Impairment of goodwill and purchased intangible assets	c	—	—	—	239,100	289,474
Income tax effect of non-GAAP adjustments	d	(18,559)	(18,306)	(23,227)	(79,511)	(86,311)
Discrete tax items	e	7,322	(3,113)	3,092	3,630	7,630
Non-GAAP net income		$1,244,422	$1,120,660	$892,809	$4,451,680	$3,233,623
GAAP net income per diluted share		$9.06	$8.16	$6.18	$30.37	$20.28
Non-GAAP net income per diluted share		$9.38	$8.41	$6.60	$33.28	$23.74
Shares used in diluted net income per share calculation		132,734	133,303	135,342	133,750	136,187

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended June 30, 2025
Costs of revenues	$39,024	$1,233	$40,257
Research and development	—	(3)	(3)
Selling, general and administrative	11,653	903	12,556
Total in three months ended June 30, 2025	$50,677	$2,133	$52,810
Three Months Ended March 31, 2025
Costs of revenues	$41,838	$—	$41,838
Selling, general and administrative	11,825	—	11,825
Total in three months ended March 31, 2025	$53,663	$—	$53,663
Three Months Ended June 30, 2024
Costs of revenues	$45,937	$2,240	$48,177
Research and development	—	2,230	2,230
Selling, general and administrative	12,840	13,251	26,091
Total in three months ended June 30, 2024	$58,777	$17,721	$76,498
Free Cash Flow Reconciliation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$1,164,991	$892,615	$4,081,903	$3,308,575
Capital expenditures	(100,408)	(60,745)	(335,259)	(277,384)
Free cash flow	$1,064,583	$831,870	$3,746,644	$3,031,191
Capital Returns Calculation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Payments of dividends to stockholders	$253,965	$197,521	$904,594	$773,041
Common stock repurchases	425,697	470,266	2,149,946	1,735,746
Capital returns	$679,662	$667,787	$3,054,540	$2,508,787
First Quarter Fiscal 2026 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending September 30, 2025
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$7.51	$9.05
Acquisition-related charges	a	0.38	0.38
Restructuring, severance and other charges	b	0.01	0.01
Income tax effect of non-GAAP adjustments	d	(0.14)	(0.14)
Non-GAAP net income per diluted share		$7.76	$9.30
Shares used in net income per diluted share calculation		132.4	132.4

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending September 30, 2025
		Low	High
GAAP gross margin		59.7%	61.7%
Acquisition-related charges	a	1.3%	1.3%
Non-GAAP gross margin		61.0%	63.0%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:
a.Acquisition-related charges primarily include amortization of intangible assets and write-offs due to abandonment of in-process research and development projects. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance and, in the three months ended June 30, 2024, write-downs of certain right of use assets and fixed assets that were abandoned.
c.Impairment of goodwill and purchased intangible assets in the three months ended December 31, 2024, March 31, 2024 and December 31, 2023, include non-cash expense recognized as a result of the company's testing for goodwill impairment and long-lived assets impairment. The impairment charge in fiscal 2025 resulted from the continued deterioration of the long-term forecast for our PCB business. The impairment charge in fiscal 2024 resulted from the downward revision of financial outlook for our PCB and Display reporting units and the subsequent decision to exit the Company's Display business that was based on many factors, including the cancellation of a significant new technology project by a major customer in the third quarter of fiscal 2024. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in the three months ended March 31, 2025 include a deferred tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to better align with how our business operates. Discrete tax items in the three and twelve months ended June 30, 2025 also include the recognition of a net deferred tax liability on foreign currency gains/losses resulting from new tax legislation and a tax benefit from an internal restructuring. Discrete tax items in the twelve months ended June 30, 2024 include a one-time tax benefit resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in all periods presented include a tax impact relating to the amortization of the aforementioned tax benefits or similar tax benefits recorded in other periods.